As filed with the Securities and Exchange Commission on May 9, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PLURI INC.

(Exact name of registrant as specified in its charter)

Nevada	98-0351734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

MATAM Advanced Technology Park, Building No. 5, Haifa, Israel	3508409
(Address of Principal Executive Offices)	(Zip Code)

Pluri Inc. 2016 Equity Compensation Plan

(Full title of the plan)

Nevada Agency and Transfer Company

50 West Liberty Street, Suite 880

Reno, NV 89501

(Name and address of agent for service)

(775) 322-0626

(Telephone number, including area code, of agent for service)

Copy to:

Oded Har-Even

Howard E. Berkenblit

Ron Ben-Bassat

Sullivan & Worcester LLP

1633 Broadway

New York, NY 10019

Tel: (212) 660-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On June 29, 2016, Pluri Inc., or the Company, filed a Registration Statement on Form S-8 (File No. 333-212299), or the Original Registration Statement, with the Securities and Exchange Commission, or the Commission, to register an aggregate of 326,775 common shares of the Company, or the Common Shares, that may be issued pursuant to the Company’s 2016 Equity Compensation Plan, or the 2016 Plan.

On May 8, 2017, the Company filed a Registration Statement on Form S-8 (File No. 333-217770), or the Second Registration Statement, with the Commission to register an additional 31,588 Common Shares that may be issued pursuant to the 2016 Plan.

On February 6, 2018, the Company filed a Registration Statement on Form S-8 (File No. 333-222888), or the Third Registration Statement, with the Commission to register an additional 43,125 Common Shares that may be issued pursuant to the 2016 Plan.

On February 6, 2019, the Company filed a Registration Statement on Form S-8 (File No. 333-229535), or the Fourth Registration Statement, with the Commission to register an additional 43,125 Common Shares that may be issued pursuant to the 2016 Plan.

On September 9, 2020, the Company filed a Registration Statement on Form S-8 (File No. 333-248686), or the Fifth Registration Statement, with the Commission to register an additional 18,750 Common Shares that may be issued pursuant to the 2016 Plan.

On February 13, 2023, the Company filed a Registration Statement on Form S-8 (File No. 333-269734), or the Sixth Registration Statement, with the Commission to register an additional 225,000 Common Shares that may be issued pursuant to the 2016 Plan.

Pursuant to the 2016 Plan, the number of Common Shares made available under the 2016 Plan shall not exceed 2.75% of the number of Common Shares issued and outstanding on a fully diluted basis on the immediately preceding December 31.

The Company is filing this Registration Statement on Form S-8 to register an additional 170,000 Common Shares which may be issued in connection with securities awards which may hereafter be granted under the 2016 Plan.

Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement, the Second Registration Statement, the Third Registration Statement, the Fourth Registration Statement, the Fifth Registration Statement, and the Sixth Registration Statement, or collectively, the Prior Registration Statements, are incorporated herein by reference, except for Item 3 and Item 8 of Part II of the Prior Registration Statements, which are being updated by this registration statement.

All share amounts have been adjusted to reflect the 1-for-8 reverse share split of the Company’s Common Shares effected on April 1, 2024.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following additional documents, which have been filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended, or the Exchange Act, are incorporated by reference in and made a part of this registration statement, as of their respective dates:

(a) the Company’s Annual Report on Form 10-K for the year ended June 30, 2023, as filed with the Commission on September 12, 2023;

(b) the Company’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2023, December 31, 2023, and March 31, 2024, as filed with the Commission on November 13, 2023, February 12, 2024 and May 9, 2024, respectively;

(c) the Company’s Current Reports on Form 8-K filed with the Commission on July 11, 2023, July 13, 2023, October 19, 2023, January 8, 2024, January 24, 2024, February 13, 2024, April 1, 2024 and April 17, 2024; and

(d) the description of the Company’s Common Shares contained in the Registration Statement on Form 8-A filed with the Commission on December 10, 2007, under the Exchange Act, as amended by Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended June 30, 2020, and including any further amendment or report filed or to be filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequently filed by the Company prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description
4.1*	Composite Copy of the Company’s Articles of Incorporation, as amended on April 1, 2024 (incorporated by reference to Exhibit 3.1 of the Company’s quarterly report on Form 10-Q filed on May 9, 2024).
4.2	Amended and Restated By-laws as amended on September 10, 2020 (incorporated by reference to Exhibit 3.3 of our annual report on Form 10-K filed on September 10, 2020).
5.1*	Opinion of Sullivan & Worcester LLP.
23.1*	Consent of Sullivan & Worcester LLP (contained in the opinion of Sullivan & Worcester LLP filed herewith as Exhibit 5.1).
23.2*	Consent of Kesselman & Kesselman, Independent Registered Public Accounting Firm.
24.1*	Powers of Attorney (included in the signature page to this registration statement).
99.1	The Company’s 2016 Equity Compensation Plan (incorporated by reference from the Company’s definitive proxy statement on Schedule 14A filed with the Commission on April 4, 2016).
107*	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Haifa, Israel, on May 9, 2024.

PLURI INC.

By:	/s/ Yaky Yanay
Yaky Yanay
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Pluri Inc., hereby constitute and appoint Yaky Yanay and Chen Franco-Yehuda and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yaky Yanay	Chief Executive Officer, President and Director	May 9, 2024
Yaky Yanay	(Principal Executive Officer)

/s/ Chen Franco-Yehuda	Chief Financial Officer and	May 9, 2024
Chen Franco-Yehuda	(Principal Financial and Accounting Officer)

/s/ Zami Aberman	Chairman of the Board of Directors	May 9, 2024
Zami Aberman

/s/ Lorne Abony	Director	May 9, 2024
Lorne Abony

/s/ Doron Birger	Director	May 9, 2024
Doron Birger

/s/ Rami Levi	Director	May 9, 2024
Rami Levi

/s/ Maital Shemesh-Rasmussen	Director	May 9, 2024
Maital Shemesh-Rasmussen

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